UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2007

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 4, 2007, Security Bank Corporation (Nasdaq: SBKC) issued a press release to announce that due to rapid and significant declines in residential real estate market values caused by recent disruptions in financial markets, it currently expects to record a $16-$20 million provision for loan losses for the remainder of 2007. In addition, Security Bank Corporation announced several management changes that were made in an effort to more effectively manage and reduce nonperforming assets.

The information disclosed under Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Security Bank Corporation’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Press Release of Security Bank Corporation, dated October 4, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Dated: October 11, 2007	By:	/s/ H. Averett Walker
H. Averett Walker President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Security Bank Corporation, dated October 4, 2007

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